Exhibit 99.1

E V E R C O R E    P A R T N E R S

EVERCORE PARTNERS REPORTS THIRD QUARTER 2011 RESULTS;

QUARTERLY DIVIDEND OF $0.20 PER SHARE

Highlights

•	Third Quarter Financial Summary

•	Record Adjusted Pro Forma Net Revenues of $163.9 million, up 32% compared to Q3 2010

•	Record Adjusted Pro Forma Net Income of $19.7 million, or $0.46 per share, up 35% compared to Q3 2010

•	U.S. GAAP Net Revenues of $163.9 million, up 33% compared to Q3 2010

•	U.S. GAAP Net Income of $1.8 million, or $0.06 per share

•	Year-to-Date Financial Summary

•	Adjusted Pro Forma Net Revenues of $411.0 million, up 50% compared to the same period in 2010

•	Adjusted Pro Forma Net Income of $48.9 million, or $1.16 per share, up 81% compared to the same period in 2010

•	U.S. GAAP Net Revenues of $413.8 million, up 50% compared to the same period in 2010

•	U.S. GAAP Net Income of $7.6 million, or $0.26 per share

•	Investment Banking

•	Continued to advise on the largest and most prominent announced M&A transactions, including advising:

•	Kinder Morgan on its $39 billion acquisition of El Paso

•	Kraft Foods on the pending spinoff of its North American grocery business

•	McGraw-Hill on its planned split into separate Global Markets and Education businesses

•	The Bureau of National Affairs on its sale to Bloomberg

•	Added talented senior bankers including Tim Carlson in Energy, Tim Main in Financial Services and Sean Murphy in Health Care

•	Closed our acquisition of Lexicon Partners on August 19

•	Investment Management

•	Assets Under Management were $13.6 billion decreasing 19% from June 30, 2011

•	Capital Management

•	Quarterly dividend increased 11% to $0.20 per share effective the fourth quarter of 2011. Repurchased 733,000 shares in the quarter

NEW YORK, October 27, 2011 – Evercore Partners Inc. (NYSE: EVR) today announced that its Adjusted Pro Forma Net Revenues were a record $163.9 million for the three months ended September 30, 2011, compared to $123.7 million and $141.0 million for the three months ended September 30, 2010 and June 30, 2011, respectively. Adjusted Pro Forma Net Revenues were

$411.0 million for the nine months ended September 30, 2011, compared to $273.6 million for the nine months ended September 30, 2010. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was a record $19.7 million, or $0.46 per share, for the three months ended September 30, 2011, compared to $14.6 million, or $0.38 per share, for the three months ended September 30, 2010 and $17.8 million, or $0.43 per share, for the three months ended June 30, 2011. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was $48.9 million, or $1.16 per share, for the nine months ended September 30, 2011, compared to $27.0 million, or $0.68 per share, for the nine months ended September 30, 2010.

U.S. GAAP Net Revenues were $163.9 million for the three months ended September 30, 2011, compared to $123.7 million and $142.0 million for the three months ended September 30, 2010 and June 30, 2011, respectively. U.S. GAAP Net Revenues were $413.8 million for the nine months ended September 30, 2011, compared to $276.7 million for the nine months ended September 30, 2010. U.S. GAAP Net Income Attributable to Evercore Partners Inc. was $1.8 million, or $0.06 per share, for the three months ended September 30, 2011, compared to $3.5 million, or $0.17 per share, for the three months ended September 30, 2010 and $2.3 million, or $0.08 per share, for the three months ended June 30, 2011. U.S. GAAP Net Income Attributable to Evercore Partners Inc. was $7.6 million, or $0.26 per share, for the nine months ended September 30, 2011, compared to $5.7 million, or $0.25 per share, for the nine months ended September 30, 2010.

The Adjusted Pro Forma compensation ratio for the three months ended September 30, 2011 was 62%, compared to 62% for the same period in 2010 and 59% for the three months ended June 30, 2011. The Adjusted Pro Forma compensation ratio for the trailing twelve months was 61%, up slightly from the same period in 2010 and consistent with the twelve months ended June 30, 2011. The U.S. GAAP compensation ratio for the three months ended September 30, 2011, September 30, 2010 and June 30, 2011 was 70%, 66% and 71%, respectively. The U.S. GAAP trailing twelve-month compensation ratio of 69% compares to 65% for the same period in 2010 and 68% for the twelve months ended June 30, 2011.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“Our third quarter clearly demonstrates the potential of the Evercore franchise. We delivered record quarterly revenues and earnings for the second consecutive quarter, while continuing to invest in our core business. We closed on our acquisition of Lexicon Partners on August 19 and have substantially completed the operational integration of that business. While the market environment is clearly challenging, our team continues to work actively with clients to find the opportunities that these markets inevitably create,” said Ralph Schlosstein, President and Chief Executive Officer. “Operationally we remain focused on our core priorities: serving our clients with excellence and integrity, adding exceptional talent to our team, and making continued progress improving the financial performance of our early stage businesses.”

“This was a dynamic quarter for Evercore’s investment banking business. Our client base expanded again; we added key new banking personnel; and we again advised on the largest transactions. And, the Evercore brand has never been stronger,” said Roger Altman, Executive Chairman. “I am especially happy with the build-out and success of our energy banking platform in Houston. Advising on both the Kinder Morgan and Southern Union announced mergers was remarkable.”

Consolidated U.S. GAAP and Adjusted Pro Forma Selected Financial Data (Unaudited)

	U.S. GAAP
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010	% Change
	(dollars in thousands)
Net Revenues	$163,943	$141,991	$123,718	15%	33%	$413,779	$276,709	50%
Operating Income	$11,724	$11,167	$17,696	5%	(34%)	$34,066	$25,383	34%
Net Income Attributable to Evercore Partners Inc.	$1,759	$2,261	$3,530	(22%)	(50%)	$7,608	$5,667	34%
Diluted Earnings Per Share	$0.06	$0.08	$0.17	(25%)	(65%)	$0.26	$0.25	4%
Compensation Ratio	70%	71%	66%			69%	66%
Operating Margin	7%	8%	14%			8%	9%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010	% Change
	(dollars in thousands)
Net Revenues	$163,856	$140,951	$123,706	16%	32%	$411,024	$273,578	50%
Operating Income	$32,672	$31,079	$25,036	5%	31%	$84,556	$48,137	76%
Net Income Attributable to Evercore Partners Inc.	$19,713	$17,787	$14,648	11%	35%	$48,876	$27,039	81%
Diluted Earnings Per Share	$0.46	$0.43	$0.38	7%	21%	$1.16	$0.68	71%
Compensation Ratio	62%	59%	62%			61%	61%
Operating Margin	20%	22%	20%			21%	18%

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is an unaudited non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the Adjusted Pro Forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an Adjusted Pro Forma basis, see pages A-2 through A-10 included in Annex I. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management.

Business Line Reporting

A discussion of Adjusted Pro Forma revenues and expenses is presented below for the Investment Banking and Investment Management segments. Unless otherwise stated, all of the financial measures presented in this discussion are Adjusted Pro Forma measures. For a reconciliation of the Adjusted Pro Forma segment data to U.S. GAAP results, see pages A-2 to A-10 in Annex I.

Investment Banking

Evercore’s Investment Banking segment reported record net revenues this quarter of $138.4 million, up 38% from Q3 2010 and 23% from last quarter. Operating Income of $31.1 million increased 20% and 16% when compared to Q3 2010 and Q2 2011, respectively.

	Adjusted Pro Forma
	Three Months Ended			Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
	(dollars in thousands)
Net Revenues:
Investment Banking	$138,121	$111,847	$99,563	$330,169	$216,348
Other Revenue, net	230	339	435	949	3,625

Net Revenues	138,351	112,186	99,998	331,118	219,973

Expenses:
Employee Compensation and Benefits	85,945	67,303	60,847	200,723	130,772
Non-compensation Costs	21,301	18,054	13,315	53,568	37,427

Total Expenses	107,246	85,357	74,162	254,291	168,199

Operating Income	$31,105	$26,829	$25,836	$76,827	$51,774

Compensation Ratio	62%	60%	61%	61%	59%
Operating Margin	22%	24%	26%	23%	24%

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
	(dollars in thousands)
Net Revenues:
Investment Banking	$139,995	$114,696	$101,367	$337,743	$224,794
Other Revenue, net	(829)	(720)	(607)	(2,222)	506

Net Revenues	139,166	113,976	100,760	335,521	225,300

Expenses:
Employee Compensation and Benefits	98,059	81,345	64,948	232,766	143,922
Non-compensation Costs	25,660	21,506	15,588	65,481	47,280
Special Charges	2,626	—	—	2,626	—

Total Expenses	126,345	102,851	80,536	300,873	191,202

Operating Income	$12,821	$11,125	$20,224	$34,648	$34,098

Compensation Ratio	70%	71%	64%	69%	64%
Operating Margin	9%	10%	20%	10%	15%

Revenues

Investment Banking revenues were a record and increased 39% in comparison with the prior year’s quarter and 23% in comparison with the prior quarter. Investment Banking earned advisory fees from 112 clients in the third quarter compared to 85 in Q3 2010, and fees in excess of $1 million from 26 clients during Q3 2011, compared to 15 in Q3 2010. During the quarter we advised on several of the most prominent announced strategic transactions including Kraft Foods’ spinoff of its North American grocery business, McGraw-Hill on its planned separation into Global Markets and Education businesses, SPX on its acquisition of Clyde Union and the Bureau of National Affairs’ sale to Bloomberg, and completed two underwriting assignments in the United States. The Institutional Equities business continued to gain traction with institutional clients, both in terms of research coverage and fee-paying clients and the Private Funds Group closed capital raises for three clients during the quarter.

Expenses

Compensation costs for the Investment Banking segment for the three months ended September 30, 2011 were $85.9 million, an increase of 41% and 28% from Q3 2010 and Q2 2011, respectively. For the three months ended September 30, 2011, Evercore’s Investment Banking compensation ratio was 62%, versus the compensation ratio reported for the three months ended September 30, 2010 and June 30, 2011 of 61% and 60%, respectively. The trailing twelve-month compensation ratio was 61%, up from 58% in Q3 2010 and equal to 61% in Q2 2011.

Non-compensation costs for the three months ended September 30, 2011 of $21.3 million increased from the same period last year and in comparison to last quarter. The ratio of non-compensation costs to revenue for both the quarter and year-to-date periods were 15% and 16%, respectively. The increase in costs was attributable to the inclusion of Lexicon in our consolidated results, the addition of experienced personnel and higher occupancy and travel costs reflecting our growth.

Operating margins were 22% and 23% for the three and nine month periods ended September 30, 2011.

New Business Update

The Institutional Equities business is now composed of 66 professionals. The Research team has expanded the number of companies under coverage to 200 and the sales force has now opened accounts with 209 clients. For the three months ended September 30, 2011 the business generated $4.4 million in revenues, as secondary revenues increased 27% from the second quarter and capital markets revenues were $0.5 million, a decline of 79% from the second quarter. Expenses were $9.3 million for the quarter, an increase of 19% in comparison to the prior quarter, driven by the addition of five professionals.

Investment Management

The Investment Management segment reported Operating Income of $1.6 million in the third quarter, up significantly from last year’s quarter due primarily to an increase in realized and unrealized gains from the private equity portfolio. Assets Under Management (AUM) decreased 19% from Q2 2011 to $13.6 billion on net outflows of $1.2 billion and $2.0 billion of market depreciation.

	Adjusted Pro Forma
	Three Months Ended			Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$25,317	$28,627	$23,412	$79,413	$50,758
Other Revenue, net	188	138	296	493	2,847

Net Revenues	25,505	28,765	23,708	79,906	53,605

Expenses:
Employee Compensation and Benefits	16,005	16,369	16,456	48,242	37,291
Non-compensation Costs	7,933	8,146	8,052	23,935	19,951

Total Expenses	23,938	24,515	24,508	72,177	57,242

Operating Income (Loss)	$1,567	$4,250	$(800)	$7,729	$(3,637)

Compensation Ratio	63%	57%	69%	60%	70%
Operating Margin	6%	15%	(3%)	10%	(7%)

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$25,483	$28,771	$23,543	$80,443	$51,199
Other Revenue, net	(706)	(756)	(585)	(2,185)	210

Net Revenues	24,777	28,015	22,958	78,258	51,409

Expenses:
Employee Compensation and Benefits	16,746	19,633	17,319	53,063	39,828
Non-compensation Costs	8,153	8,340	8,167	24,802	20,296
Special Charges	975	—	—	975	—

Total Expenses	25,874	27,973	25,486	78,840	60,124

Operating Income (Loss)	$(1,097)	$42	$(2,528)	$(582)	$(8,715)

Compensation Ratio	68%	70%	75%	68%	77%
Operating Margin	(4%)	0%	(11%)	(1%)	(17%)

Revenues

Investment Management Revenue Components

	Adjusted Pro Forma
	Three Months Ended			Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
	(dollars in thousands)
Management Fees
Wealth Management	$3,927	$3,764	$2,573	$11,159	$6,932
Institutional Asset Management (1)	16,776	18,346	17,035	53,681	33,473
Private Equity	1,678	1,714	2,301	5,107	6,481

Total Management Fees	22,381	23,824	21,909	69,947	46,886

Realized and Unrealized Gains (Losses)
Institutional Asset Management	1,269	990	1,092	3,426	3,876
Private Equity	1,728	3,878	542	6,548	437

Total Realized and Unrealized Gains (Losses)	2,997	4,868	1,634	9,974	4,313

Equity in Affiliate Managers (2)	(61)	(65)	(131)	(508)	(441)

Investment Management Revenues	$25,317	$28,627	$23,412	$79,413	$50,758

(1)	Management fees from Institutional Asset Management were $16.9 million, $18.4 million and $54.2 million for the three months ended September 30, 2011, June 30, 2011 and nine months ended September 30, 2011, respectively, on a U.S. GAAP basis, excluding the reduction of revenues for client-related expenses.
(2)	Equity in Pan and G5 on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income (Loss) from Equity Method Investments.

Fees earned from the management of client portfolios and other investment advisory services of $22.4 million increased for the three months ended September 30, 2011 compared to the same period of 2010, as growth in AUM within Wealth Management was offset by lower management fees from Private Equity. Management fees earned in the third quarter declined in comparison to the fees earned in the second quarter of 2011 reflecting the decline in AUM reported at the end of the second quarter.

Expenses

Third quarter expenses declined modestly in comparison to last quarter. Non-compensation costs included $1.6 million related to the amortization of acquired intangible assets for the three months ended September 30, 2011.

Recent Developments

After careful consideration, EAM, a 51% owned institutional asset manager, has decided to wind down its business. Over the coming three months the EAM team will be working closely with clients to assure that all assets are returned in an efficient and professional manner. At September 30, 2011 EAM managed approximately $430 million of assets for its clients.

The Company continues to evaluate new investment opportunities and invest in the growth of its Investment Management affiliates, including the recently announced launch of a Midwest office for Evercore Wealth Management.

Other U.S. GAAP Expenses

Evercore’s Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. for the three and nine months ended September 30, 2011 was higher than U.S. GAAP as a result of the exclusion of expenses associated with IPO equity awards and awards granted in conjunction with the Lexicon acquisition; certain business acquisition related costs, including certain Lexicon costs that are included for U.S. GAAP purposes because such costs were contingent upon the closing of the acquisition; and charges associated with the decision to wind down EAM. In addition, for Adjusted Pro Forma purposes, client related expenses and expenses associated with revenue-sharing engagements with third parties have been presented as a reduction from Revenues and Non-compensation costs. Further details of these expenses, as well as an explanation of similar expenses for the three and nine months ended September 30, 2010 and the three months ended June 30, 2011, are included in Annex I, pages A-2 to A-10.

Noncontrolling Interests

Noncontrolling Interests in certain subsidiaries are owned by the principals and strategic investors in these businesses. Evercore’s equity ownership percentages in these businesses range from 51% to 86%. For the periods ended September 30, 2011 and 2010 and June 30, 2011 the gain (loss) allocated to noncontrolling interests was as follows:

	Net Gain (Loss) Allocated to Noncontrolling Interests
	Three Months Ended			Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Segment	(dollars in thousands)
Investment Banking (1)	$(1,754)	$(973)	$(1,282)	$(3,441)	$(1,926)
Investment Management (1)	474	662	39	1,792	(532)

Total	$(1,280)	$(311)	$(1,243)	$(1,649)	$(2,458)

(1)	The difference between Adjusted Pro Forma and U.S. GAAP Noncontrolling Interests relates primarily to intangible amortization expense which is eliminated for ETC and EAM.

Income Taxes

For the three and nine months ended September 30, 2011, Evercore’s Adjusted Pro Forma effective tax rate was approximately 40%, compared to 42% for the three and nine months ended September 30, 2010.

For the three and nine months ended September 30, 2011, Evercore’s U.S. GAAP effective tax rate was approximately 89% and 60%, respectively, compared to 49% and 46% for the three and nine months ended September 30, 2010, respectively. The effective tax rate for U.S. GAAP purposes reflects significant adjustments relating to the tax treatment of certain compensation transactions, as well as the noncontrolling interest associated with Evercore LP Units.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $307.1 million at September 30, 2011. Current assets exceed current liabilities by $238.3 million at September 30, 2011. Amounts due related to the Long-Term Notes Payable were $99.3 million at September 30, 2011.

During the quarter the Company repurchased approximately 733,000 shares at an average cost of $25.04 per share.

Dividend

On October 25, 2011 the Board of Directors of Evercore declared a quarterly dividend of $0.20 per share to be paid on December 9, 2011 to common stockholders of record on November 25, 2011.

Conference Call

Investors and analysts may participate in the live conference call by dialing (800) 591-6945 (toll-free domestic) or (617) 614-4911 (international); passcode: 96479676. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international); passcode: 34863079. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore Partners

Evercore Partners is a leading independent investment banking advisory firm. Evercore’s Investment Banking business advises its clients on mergers, acquisitions, divestitures, restructurings, financings, public offerings, private placements and other strategic transactions and also provides institutional investors with high quality research, sales and trading execution that is free of the conflicts created by proprietary activities; Evercore’s Investment Management business comprises wealth management, institutional asset management and private equity investing. Evercore serves a diverse set of clients around the world from its offices in New York, Boston, Chicago, Houston, Los Angeles, Minneapolis, San Francisco, Washington D.C., London, Aberdeen, Scotland, Mexico City and Monterrey, Mexico, Hong Kong and Rio de Janeiro and São Paulo, Brazil. More information about Evercore can be found on the Company’s website at www.evercore.com.

Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore Partners
212-857-3100

Media Contact:	Carina Davidson
The Abernathy MacGregor Group, for Evercore Partners
212-371-5999

Basis of Alternative Financial Statement Presentation

Adjusted Pro Forma results are a non-GAAP measure. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to Adjusted Pro Forma results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent quarterly reports on Form 10-Q. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

REVENUES
Investment Banking Revenue	$139,995	$101,367	$337,743	$224,794
Investment Management Revenue	25,483	23,543	80,443	51,199
Other Revenue	3,038	4,661	11,009	18,106

TOTAL REVENUES	168,516	129,571	429,195	294,099
Interest Expense (1)	4,573	5,853	15,416	17,390

NET REVENUES	163,943	123,718	413,779	276,709

EXPENSES
Employee Compensation and Benefits	114,805	82,267	285,829	183,750
Occupancy and Equipment Rental	6,039	5,129	16,956	13,087
Professional Fees	9,505	5,935	25,724	20,651
Travel and Related Expenses	5,871	4,441	15,884	11,790
Communications and Information Services	1,678	1,455	5,860	4,246
Depreciation and Amortization	4,918	3,379	10,980	6,677
Special Charges	3,601	—	3,601	—
Acquisition and Transition Costs	1,178	385	2,312	3,121
Other Operating Expenses	4,624	3,031	12,567	8,004

TOTAL EXPENSES	152,219	106,022	379,713	251,326

INCOME BEFORE INCOME (LOSS) FROM EQUITY METHOD INVESTMENTS AND INCOME TAXES	11,724	17,696	34,066	25,383
Income (Loss) from Equity Method Investments	195	(131)	664	(441)

INCOME BEFORE INCOME TAXES	11,919	17,565	34,730	24,942
Provision for Income Taxes	10,626	8,547	20,861	11,508

NET INCOME	1,293	9,018	13,869	13,434
Net Income (Loss) Attributable to Noncontrolling Interest	(466)	5,488	6,261	7,767

NET INCOME ATTRIBUTABLE TO EVERCORE PARTNERS INC.	$1,759	$3,530	$7,608	$5,667

Net Income Attributable to Evercore Partners Inc. Common Shareholders	$1,738	$3,509	$7,545	$5,614

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	28,967	18,973	25,146	18,901
Diluted	31,235	21,091	28,534	22,086

Net Income Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$0.06	$0.18	$0.30	$0.30
Diluted	$0.06	$0.17	$0.26	$0.25

[1]	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, and other IPO related restricted stock unit awards, into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses in Employee Compensation and Benefits, resulting from the modification of Evercore LP Units, which will vest over a five-year period. The Adjusted Pro Forma results assume these LP Units have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units and related awards is excluded from Adjusted Pro Forma results and the noncontrolling interest related to these units is converted to controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted but unvested equity, and thus the Adjusted Pro Forma results reflect the vesting of all unvested Evercore LP partnership units and IPO related restricted stock unit awards.

2.	Vesting of Contingently Vested Equity Awards. The Company incurred expenses in Employee Compensation and Benefits, resulting from the vesting of awards issued at the time of the IPO. These awards vest upon the occurrence of specified vesting events rather than merely the passage of time and continued service. In periods prior to the completion of the June 2011 offering, we concluded that it was not probable that the vesting conditions would be achieved. Accordingly, we had not been accruing compensation expense relating to these unvested stock-based awards. The completion of the June 2011 offering resulted in Messrs. Altman, Beutner and Aspe, and trusts benefiting their families and permitted transferees, collectively, ceasing to beneficially own at least 50% of the aggregate Evercore LP partnership units owned by them on the date of the internal reorganization, resulting in the vesting of these awards.

3.	Expenses Associated with Business Combinations. The following expenses resulting from business combinations have been excluded from Adjusted Pro Forma results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges;

a.	Amortization of Intangible Assets. Amortization of intangible assets related to the Protego acquisition, the Braveheart acquisition and the acquisitions of SFS, EAM and Lexicon.

b.	Compensation Charges. Expenses for deferred share-based and cash consideration and retention awards associated with the acquisition of Lexicon, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition.

c.	Special Charges. Expenses related to the charge associated with lease commitments for exited office space in conjunction with the acquisition of Lexicon as well as for an introducing fee in connection with the Lexicon acquisition. The Company has also reflected the write-off of intangible assets associated with its planned exit of Evercore Asset Management.

4.	Client Related Expenses. The Company has reflected the reclassification of client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables, as a reduction of revenue. The Company’s Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

5.	Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that all Evercore LP Units are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

6.	Presentation of Interest Expense. The Adjusted Pro Forma results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Pro Forma Investment Banking and Investment Management Operating Income is presented before interest expense on long-term debt, which is included in interest expense on a U.S. GAAP basis.

7.	Presentation of Income (Loss) from Equity Method Investments. The Adjusted Pro Forma results present Income (Loss) from Equity Method Investments within Revenue as the Company’s Management believes it is a more meaningful presentation.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

(dollars in thousands)

(UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Net Revenues - U.S. GAAP	$163,943	$141,991	$123,718	$413,779	$276,709
Client Related Expenses (1)	(2,235)	(3,062)	(1,804)	(9,268)	(8,446)
Income (Loss) from Equity Method Investments (2)	195	69	(131)	664	(441)
Interest Expense on Long-term Debt (3)	1,953	1,953	1,923	5,849	5,756

Net Revenues - Adjusted Pro Forma	$163,856	$140,951	$123,706	$411,024	$273,578

Compensation Expense - U.S. GAAP	$114,805	$100,978	$82,267	$285,829	$183,750
Amortization of LP Units and Certain Other Awards (4)	(5,126)	(5,917)	(4,964)	(17,746)	(15,687)
IPO Related Restricted Stock Unit Awards (5)	—	(11,389)	—	(11,389)	—
Acquisition Related Compensation Charges (6)	(7,729)	—	—	(7,729)	—

Compensation Expense - Adjusted Pro Forma	$101,950	$83,672	$77,303	$248,965	$168,063

Operating Income (Loss) - U.S. GAAP	$11,724	$11,167	$17,696	$34,066	$25,383
Income (Loss) from Equity Method Investments (2)	195	69	(131)	664	(441)

Pre-Tax Income (Loss) - U.S. GAAP	11,919	11,236	17,565	34,730	24,942
Amortization of LP Units and Certain Other Awards (4)	5,321	5,917	4,964	17,941	15,687
IPO Related Restricted Stock Unit Awards (5)	—	11,389	—	11,389	—
Acquisition Related Compensation Charges (6)	7,729	—	—	7,729	—
Special Charges (7)	3,601	—	—	3,601	—
Intangible Asset Amortization (8)	2,149	584	584	3,317	1,752

Pre-Tax Income - Adjusted Pro Forma	30,719	29,126	23,113	78,707	42,381
Interest Expense on Long-term Debt (3)	1,953	1,953	1,923	5,849	5,756

Operating Income - Adjusted Pro Forma	$32,672	$31,079	$25,036	$84,556	$48,137

Provision (Benefit) for Income Taxes - U.S. GAAP	$10,626	$5,977	$8,547	$20,861	$11,508
Income Taxes (9)	1,660	5,673	1,161	10,619	6,292

Provision for Income Taxes - Adjusted Pro Forma	$12,286	$11,650	$9,708	$31,480	$17,800

Net Income Attributable to Evercore Partners Inc. - U.S. GAAP	$1,759	$2,261	$3,530	$7,608	$5,667
Amortization of LP Units and Certain Other Awards (4)	5,321	5,917	4,964	17,941	15,687
IPO Related Restricted Stock Unit Awards (5)	—	11,389	—	11,389	—
Acquisition Related Compensation Charges (6)	7,729	—	—	7,729	—
Special Charges (7)	3,601	—	—	3,601	—
Intangible Asset Amortization (8)	2,149	584	584	3,317	1,752
Income Taxes (9)	(1,660)	(5,673)	(1,161)	(10,619)	(6,292)
Noncontrolling Interest (10)	814	3,309	6,731	7,910	10,225

Net Income Attributable to Evercore Partners Inc. - Adjusted Pro Forma	$19,713	$17,787	$14,648	$48,876	$27,039

Diluted Shares Outstanding - U.S. GAAP	31,235	27,364	21,091	28,534	22,086
Vested Partnership Units (11)	6,444	9,193	12,473	8,404	12,627
Unvested Partnership Units (11)	4,447	4,496	4,540	4,489	4,540
Unvested Restricted Stock Units - Event Based (11)	12	511	639	365	639
Acquisition Related Share Issuance (6)	815	—	—	243	—

Diluted Shares Outstanding - Adjusted Pro Forma	42,953	41,564	38,743	42,035	39,892

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP (b)	$0.06	$0.08	$0.17	$0.26	$0.25
Diluted Earnings Per Share - Adjusted Pro Forma (b)	$0.46	$0.43	$0.38	$1.16	$0.68

Compensation Ratio - U.S. GAAP	70%	71%	66%	69%	66%
Compensation Ratio - Adjusted Pro Forma	62%	59%	62%	61%	61%

Operating Margin - U.S. GAAP	7%	8%	14%	8%	9%
Operating Margin - Adjusted Pro Forma	20%	22%	20%	21%	18%

Effective Tax Rate - U.S. GAAP	89%	53%	49%	60%	46%
Effective Tax Rate - Adjusted Pro Forma	40%	40%	42%	40%	42%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.
(b)	For Earnings Per Share purposes, Net Income Attributable to Evercore Partners Inc. is reduced by $21 of accretion for the three months ended September 30, 2011, June 30, 2011 and September 30, 2010, respectively, and $63 and $53 of accretion for the nine months ended September 30, 2011 and 2010, respectively, related to the Company’s noncontrolling interest in Trilantic Capital Partners.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

TRAILING TWELVE MONTHS

(dollars in thousands)

(UNAUDITED)

	Consolidated
	Twelve Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010
Net Revenues - U.S. GAAP	$515,967	$475,742	$386,711
Client Related Expenses (1)	(10,920)	(10,489)	(10,390)
Income (Loss) from Equity Method Investments (2)	548	222	(1,269)
Interest Expense on Long-term Debt (3)	7,787	7,757	7,666

Net Revenues - Adjusted Pro Forma	$513,382	$473,232	$382,718

Compensation Expense - U.S. GAAP	$353,996	$321,458	$251,751
Amortization of LP Units and Certain Other Awards (4)	(22,880)	(22,718)	(20,676)
IPO Related Restricted Stock Unit Awards (5)	(11,389)	(11,389)	—
Acquisition Related Compensation Charges (6)	(7,729)	—	—

Compensation Expense - Adjusted Pro Forma	$311,998	$287,351	$231,075

Compensation Ratio - U.S. GAAP (a)	69%	68%	65%
Compensation Ratio - Adjusted Pro Forma (a)	61%	61%	60%

	Investment Banking
	Twelve Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010
Net Revenues - U.S. GAAP	$412,068	$373,662	$325,471
Client Related Expenses (1)	(10,246)	(9,920)	(10,145)
Income from Equity Method Investments (2)	1,188	932	—
Interest Expense on Long-term Debt (3)	4,221	4,204	4,154

Net Revenues - Adjusted Pro Forma	$407,231	$368,878	$319,480

Compensation Expense - U.S. GAAP	$284,752	$251,641	$201,303
Amortization of LP Units and Certain Other Awards (4)	(19,790)	(19,506)	(17,275)
IPO Related Restricted Stock Unit Awards (5)	(8,906)	(8,906)	—
Acquisition Related Compensation Charges (6)	(7,729)	—	—

Compensation Expense - Adjusted Pro Forma	$248,327	$223,229	$184,028

Compensation Ratio - U.S. GAAP (a)	69%	67%	62%
Compensation Ratio - Adjusted Pro Forma (a)	61%	61%	58%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2011				Nine Months Ended September 30, 2011
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$138,121	$1,874	(1)(2)	$139,995	$330,169	$7,574	(1)(2)	$337,743
Other Revenue, net	230	(1,059)	(3)	(829)	949	(3,171)	(3)	(2,222)

Net Revenues	138,351	815		139,166	331,118	4,403		335,521

Expenses:
Employee Compensation and Benefits	85,945	12,114	(4)(5)(6)	98,059	200,723	32,043	(4)(5)(6)	232,766
Non-compensation Costs	21,301	4,359	(4)(8)	25,660	53,568	11,913	(4)(8)	65,481
Special Charges	—	2,626	(7)	2,626	—	2,626	(7)	2,626

Total Expenses	107,246	19,099		126,345	254,291	46,582		300,873

Operating Income	$31,105	$(18,284)		$12,821	$76,827	$(42,179)		$34,648

Compensation Ratio (a)	62%			70%	61%			69%
Operating Margin (a)	22%			9%	23%			10%

	Investment Management Segment
	Three Months Ended September 30, 2011				Nine Months Ended September 30, 2011
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$25,317	$166	(1)(2)	$25,483	$79,413	$1,030	(1)(2)	$80,443
Other Revenue, net	188	(894)	(3)	(706)	493	(2,678)	(3)	(2,185)

Net Revenues	25,505	(728)		24,777	79,906	(1,648)		78,258

Expenses:
Employee Compensation and Benefits	16,005	741	(4)(5)	16,746	48,242	4,821	(4)(5)	53,063
Non-compensation Costs	7,933	220	(8)	8,153	23,935	867	(8)	24,802
Special Charges	—	975	(7)	975	—	975	(7)	975

Total Expenses	23,938	1,936		25,874	72,177	6,663		78,840

Operating Income	$1,567	$(2,664)		$(1,097)	$7,729	$(8,311)		$(582)

Compensation Ratio (a)	63%			68%	60%			68%
Operating Margin (a)	6%			(4%)	10%			(1%)

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE MONTHS ENDED JUNE 30, 2011

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2011
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$111,847	$2,849	(1)(2)	$114,696
Other Revenue, net	339	(1,059)	(3)	(720)

Net Revenues	112,186	1,790		113,976

Expenses:
Employee Compensation and Benefits	67,303	14,042	(5)(4)	81,345
Non-compensation Costs	18,054	3,452	(8)	21,506

Total Expenses	85,357	17,494		102,851

Operating Income	$26,829	$(15,704)		$11,125

Compensation Ratio (a)	60%			71%
Operating Margin (a)	24%			10%

	Investment Management Segment
	Three Months Ended June 30, 2011
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$28,627	$144	(1)(2)	$28,771
Other Revenue, net	138	(894)	(3)	(756)

Net Revenues	28,765	(750)		28,015

Expenses:
Employee Compensation and Benefits	16,369	3,264	(5)(4)	19,633
Non-compensation Costs	8,146	194	(8)	8,340

Total Expenses	24,515	3,458		27,973

Operating Income	$4,250	$(4,208)		$42

Compensation Ratio (a)	57%			70%
Operating Margin (a)	15%			0%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2010				Nine Months Ended September 30, 2010
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$99,563	$1,804	(1)	$101,367	$216,348	$8,446	(1)	$224,794
Other Revenue, net	435	(1,042)	(3)	(607)	3,625	(3,119)	(3)	506

Net Revenues	99,998	762		100,760	219,973	5,327		225,300

Expenses:
Employee Compensation and Benefits	60,847	4,101	(4)	64,948	130,772	13,150	(4)	143,922
Non-compensation Costs	13,315	2,273	(8)	15,588	37,427	9,853	(8)	47,280

Total Expenses	74,162	6,374		80,536	168,199	23,003		191,202

Operating Income	$25,836	$(5,612)		$20,224	$51,774	$(17,676)		$34,098

Compensation Ratio (a)	61%			64%	59%			64%
Operating Margin (a)	26%			20%	24%			15%

	Investment Management Segment
	Three Months Ended September 30, 2010				Nine Months Ended September 30, 2010
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$23,412	$131	(1)(2)	$23,543	$50,758	$441	(2)	$51,199
Other Revenue, net	296	(881)	(3)	(585)	2,847	(2,637)	(3)	210

Net Revenues	23,708	(750)		22,958	53,605	(2,196)		51,409

Expenses:
Employee Compensation and Benefits	16,456	863	(4)	17,319	37,291	2,537	(4)	39,828
Non-compensation Costs	8,052	115	(8)	8,167	19,951	345	(8)	20,296

Total Expenses	24,508	978		25,486	57,242	2,882		60,124

Operating Income (Loss)	$(800)	$(1,728)		$(2,528)	$(3,637)	$(5,078)		$(8,715)

Compensation Ratio (a)	69%			75%	70%			77%
Operating Margin (a)	(3%)			(11%)	(7%)			(17%)

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data

(1)	The Company has reflected the reclassification of client related expenses and expenses associated with revenue sharing engagements with third parties as a reduction of revenue.

(2)	Income (Loss) from Equity Method Investments is included within Revenue as the Company’s Management believes it is a more meaningful presentation.

(3)	Interest Expense on Long-term Debt is excluded from the Adjusted Pro Forma Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP Basis.

(4)	The Company incurred expenses from the modification of Evercore LP Units and related awards, which primarily vest over a five-year period.

(5)	The Company incurred expenses from the vesting of IPO related restricted stock unit awards relating to the June 2011 offering.

(6)	Expenses for deferred share-based and cash consideration and retention awards associated with the acquisition of Lexicon, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition.

(7)	Expenses related to the charge associated with lease commitments for exited office space in conjunction with the acquisition of Lexicon as well as for an introducing fee in connection with the Lexicon acquisition. The Company has also reflected a $1.0 million write-off of intangible assets associated with its planned exit of Evercore Asset Management.

(8)	Non-compensation Costs on an Adjusted Pro Forma basis reflect the following adjustments;

	Three Months Ended September 30, 2011
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$4,331	$1,708	$6,039	$—		$6,039
Professional Fees	6,143	2,555	8,698	807	(1)	9,505
Travel and Related Expenses	4,309	540	4,849	1,022	(1)	5,871
Communications and Information Services	1,185	464	1,649	29	(1)	1,678
Depreciation and Amortization	1,120	1,649	2,769	2,149	(8a)	4,918
Acquisition and Transition Costs	1,053	125	1,178	—		1,178
Other Operating Expenses	3,160	892	4,052	572	(1)	4,624

Total Non-compensation Costs	$21,301	$7,933	$29,234	$4,579		$33,813

	Three Months Ended June 30, 2011
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$3,942	$1,794	$5,736	$—		$5,736
Professional Fees	4,920	2,248	7,168	961	(1)	8,129
Travel and Related Expenses	3,338	611	3,949	1,485	(1)	5,434
Communications and Information Services	1,432	570	2,002	32	(1)	2,034
Depreciation and Amortization	806	1,681	2,487	584	(8a)	3,071
Acquisition and Transition Costs	507	94	601	—		601
Other Operating Expenses	3,109	1,148	4,257	584	(1)	4,841

Total Non-compensation Costs	$18,054	$8,146	$26,200	$3,646		$29,846

	Three Months Ended September 30, 2010
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$3,494	$1,635	$5,129	$—		$5,129
Professional Fees	3,215	2,140	5,355	580	(1)	5,935
Travel and Related Expenses	2,806	525	3,331	1,110	(1)	4,441
Communications and Information Services	1,010	409	1,419	36	(1)	1,455
Depreciation and Amortization	1,105	1,690	2,795	584	(8a)	3,379
Acquisition and Transition Costs	284	101	385	—		385
Other Operating Expenses	1,401	1,552	2,953	78	(1)	3,031

Total Non-compensation Costs	$13,315	$8,052	$21,367	$2,388		$23,755

	Nine Months Ended September 30, 2011
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$11,746	$5,210	$16,956	$—		$16,956
Professional Fees	14,483	6,791	21,274	4,450	(1)	25,724
Travel and Related Expenses	10,539	1,731	12,270	3,614	(1)	15,884
Communications and Information Services	4,069	1,677	5,746	114	(1)	5,860
Depreciation and Amortization	2,656	5,007	7,663	3,317	(8a)	10,980
Acquisition and Transition Costs	1,967	345	2,312	—		2,312
Other Operating Expenses	8,108	3,174	11,282	1,285	(1)	12,567

Total Non-compensation Costs	$53,568	$23,935	$77,503	$12,780		$90,283

	Nine Months Ended September 30, 2010
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$9,127	$3,960	$13,087	$—		$13,087
Professional Fees	9,628	5,847	15,475	5,176	(1)	20,651
Travel and Related Expenses	7,650	1,152	8,802	2,988	(1)	11,790
Communications and Information Services	2,949	1,211	4,160	86	(1)	4,246
Depreciation and Amortization	2,320	2,605	4,925	1,752	(8a)	6,677
Acquisition and Transition Costs	1,183	1,938	3,121	—		3,121
Other Operating Expenses	4,570	3,238	7,808	196	(1)	8,004

Total Non-compensation Costs	$37,427	$19,951	$57,378	$10,198		$67,576

(8a)	Reflects expenses associated with amortization of intangible assets acquired in the Protego, Braveheart, SFS, EAM and Lexicon acquisitions.

(9)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to decrease Evercore’s effective tax rate to approximately 40% for the three and nine months ended September 30, 2011. These adjustments assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that, historically, adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity.

(10)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock.

(11)	Assumes the vesting of all Evercore LP partnership units and IPO related restricted stock unit awards. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units are anti-dilutive and the IPO related restricted stock unit awards are excluded from the calculation prior to the June 2011 offering.